SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: July 28, 2005

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27487	88-0350156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer ID Number)

11301 Olympic Blvd. Suite 680, Los Angeles, California 90064
 (Address of principal executive offices)

Registrant's telephone number, including area code: 310-445-2599

3803 Mission Blvd. Suite 290, San Diego, CA 92109
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

 On July 28, 2005, the Board of Directors accepted the resignation of Gordon F. Lee as Chairman of the Board and Yan K. Skwara as President. The Board of Directors then appointed Manolo Cevalos as President of the Company and appointed Yan K. Skwara as acting Chairman of the Board. Gordon Lee will continue to serve as company CEO and a director of the company.  Both Mr. Lee’s and Mr. Skwara’s resignations were not because of any disagreement with the Company. A copy of Mr. Lee’s resignation letter is attached as an exhibit to this report. Further, a copy of Mr. Skwara’s severance agreement is attached hereto as an exhibit to this report.  Under this agreement, Mr. Skwara is entitled to his accrued salary and $250,000 in severance pay, payable in cash or registered common stock.

On July 28, 2005, the company entered into an employment agreement with Mr. Cevallos, whereby Mr. Cevallos will act as President of the company until July 2007 in exchange for thirty one and one half million (31,500,000) shares of the common stock of the company and a yearly salary of $60,000 plus merit bonuses as applicable, payable in cash and stock.

Manolo Cevallos, President – Manolo Cevallos, who is 51 years old and a resident of Los Angeles, California, has worked in the area of sports promotion as well as handling various forms of sports media for over the past 25 years. Mr. Cevallos has had over two decades of business experience in the promotion of professional international soccer matches here in the United States. Since 2002, Mr. Cevallos has been a Partner at Futbol Channel Telecommunications, Inc. Since 2001, he has been a partner of C.G.P. Groups, Editorial Mundo Latino USA, Inc.-Deportimundo y Mas Magazine. He is also President-CEO of the Los Angeles Metropolitan Hispanic Chamber of Commerce and Vice Chairman of the California Hispanic Chamber of Commerce-International Trade Comité, as well as Executive Director of the Latino National Association for Business and Entrepreneuers. Since 2000, Mr. Cevallos has served as a sports writer for El Clasificado Weekly Magazine. Mr. Cevallos received a Masters in Administrative Management and Journalism from Catholic University in Quito, Ecuador.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1 Severance Agreement with Yan Skwara

10.2 Employment Agreement with Manolo Cevallos

99.1 Resignation Letter from Gordon F. Lee

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.

August 2, 2005 Date	/s/ Gordon F. Lee Gordon Lee, CEO

10.1 Severance Agreement with Yan Skwara

SEVERANCE AGREEMENT

This Severance Agreement (“Agreement”) is entered to be effective as of July 28, 2005 by and between International Sports and Media Group, Inc., a Nevada corporation (“ISME”), and Yan K. Skwara, a person residing in the State of California (“Skwara”).

[Recitals]

WHEREAS, Skwara is currently President and a director of ISME; and has put substantial time, effort and finances into the company as its founder;

WHEREAS, Skwara, subject to the terms and conditions of this Agreement, has agreed to terminate all employment, consulting and other related agreements with ISME; and

WHEREAS, Skwara, subject to the terms and conditions of this Agreement, is resigning the office of President of ISME to focus more time on other interests. Skwara will remain a director of the company and will serve as temporary chairman until the next meeting of stockholders;

[The Agreement]

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, ISME and Skwara agree as follows.

1.

ISME shall indemnify Skwara to the fullest extent permitted by law if Skwara is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a "CLAIM") by reason of (or arising in part out of) any event or occurrence related to the fact that Skwara personally guaranteed any of ISME’s obligations, is or was a director, officer, employee, agent or fiduciary of ISME, against any and all expenses (including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by ISME, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Skwara as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter "EXPENSES"), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.  Such payment of Expenses shall be made by ISME as soon as practicable but in any event no later than twenty days after written demand by Skwara is presented to ISME.

2.

ISME agrees that it is indebted to Skwara in the amount of $155,831 for unpaid salary through July 2005.  Further, ISME agrees to pay Skwara $250,000 as a severance fee.  All payments shall be made in cash or registered common stock, valued at the date of issuance, within thirty days of the execution of this Agreement. These payments are made in full satisfaction of any amounts owed to Skwara under all all employment, consulting and other related agreements with ISME. ISME shall fully cooperate with Skwara in any subsequent sale or transfer of Skwara’s shares, including but not limited to payment by ISME of any transfer agent fees and legal opinions.

3.

Subject to the terms and conditions of this Agreement, Skwara resigns, effective immediately, as President of ISME.  Skwara’s resignation is not because of any disagreement with ISME concerning ISME’s operations, policies or practices, but so that Skwara can focus on other activities.

4.

This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

5.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of ISME.  ISME shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of ISME, by written agreement in form and substance satisfactory to Skwara, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that ISME would be required to perform if no such succession had taken place.  This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether Skwara continues to serve as a director, officer, employee, agent or fiduciary of ISME or of any other enterprise at ISME's request.

6.

In the event that any action is instituted by Skwara under this Agreement or under any liability insurance policies maintained by ISME to enforce or interpret any of the terms hereof or thereof, Skwara shall be entitled to be paid all Expenses incurred by Skwara with respect to such action, regardless of whether Skwara is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Skwara as a basis for such action was not made in good faith or was frivolous.  In the event of an action instituted by or in the name of ISME under this Agreement to enforce or interpret any of the terms of this Agreement, Skwara shall be entitled to be paid all Expenses incurred by Skwara in defense of such action (including costs and expenses incurred with respect to Skwara's counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that each of Skwara's material defenses to such action was made in bad faith or was frivolous.

7.

All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with copy by first class mail, postage prepaid.

8.

Consent to Jurisdiction.  ISME and Skwara each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the State of California in and for Los Angeles County, which shall be the exclusive and only proper forum for adjudicating such a claim.

9.

The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

10.

This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of California, as applied to contracts between California residents, entered into and to be performed entirely within the State of California, without regard to the conflict of laws principles thereof.

11.

No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12.

This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

13.

Nothing contained in this Agreement shall be construed as giving Skwara any right to be retained in the employ of ISME or any of its subsidiaries.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Yan K. Skwara

By: /s/Yan K. Skwara

Name: Yan K. Skwara

International Sports and Media Group, Inc.

By: /s/Gordon F. Lee

Name: Gordon F. Lee

Title: CEO

10.2 Employment Agreement with Manolo Cevallos

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of the 26th day of July 2005, by and between International Sports and Media Group, a Nevada Corporation (“Employer”), with its principal place of business located at 3803 Mission Blvd., Suite 290, San Diego, CA 92109 and Manolo Cevallos, an individual (“Employee”) who can be located at 13402 Droxford Street, Cerritos California 90703.

WHEREAS, the Employer desires to employ Manolo Cevallos in the areas of Soccer Development and Business Strategy for the Employer (the "Services") in connection with the Company's business, namely, targeted business opportunities within the sports and media industry (the "Business");

WHEREAS, Employee is willing to provide such services;

WHEREAS, in consideration for the Services, the Employer shall pay a monthly salary to Employee and issue its common stock upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:

1.Term.  Employee agrees to provide Services to Employer from the date of execution of this Agreement until July 27th, 2007, unless earlier terminated (the “Term”). Employee shall be available to the Company for a minimum of  One Hundred (100) hours per month during the period, provided that Employee shall not be required to perform any services hereunder while Employee is on vacation or suffering from an illness.

2.Provision of Services. Employee shall act as President of Employer and perform duties related to such title as determined from time to time by the board of directors.  Other initial duties shall include:

a) Identifying prospective strategic partners and strategic alliances.

b) Corporate planning, strategy and negotiations with potential strategic business partners and/or other general business consulting needs as expressed by the Employer.

c) Business strategies.

d) Formation of International soccer matches both domestically and internationally.

Employee would undertake such services under the direction of Yan Skwara, the Employer’s Chairman. The Employer hereby acknowledges and agrees that Employee may engage directly or indirectly in other businesses and ventures and shall not be required to perform any services under this Agreement when, or for such periods in which, the rendering of such services shall unduly interfere with such other businesses and ventures, providing that such undertakings do not completely preempt Employee's availability during the term of this Agreement and are in accordance with the provisions of this Agreement. To the extend that potential business opportunity arises such as a soccer game, and the employer does not wish to participate, employee shall be allowed to undertake the business opportunity on his own and will also offer the opportunity to employer to handle related services such as internet broadcasting and text message services (if this last part apply).

3. Compensation; Issuance of Stock.  In consideration of Services rendered to date and to be rendered during the Term, the Employer, in the manner and for the price stated below shall (i) compensate Employee by delivering to the Employee, no later than August 30th, 2005, Thrity One and One Half Million (31,500,000) [Employee had 1,000,000 shares previously granted to him as such his total share should be 32.5 million] shares of the common stock of the Company and (ii) the Employee shall receive a yearly salary of $60,000 plus merit bonuses as applicable, payable in cash and stock and (iii) subject to the Employer's prior written authorization and consent, the Employer shall be responsible for the payment of the reasonable out-of-pocket costs and expenses of Employee incurred prior to, or on or after the date of this Agreement, in connection with its engagement under this Agreement, including, but not limited to, reasonable fees and disbursements of counsel for Employee, travel and related expenses, document production and computer database charges. [Travel cost and reasonable expenses as agreed by employee and employer shall be paid in advance and employee shall also have the right to seek reimbursement for any additional expenses incurred] The Employer shall reimburse Employee for such authorized costs and expenses as they are incurred, promptly after receipt of a request for reimbursement from Employee.

Employee acknowledges that this issuance constitutes taxable compensation and that any tax liability related thereto shall be the responsibility of Employee. In these regards, the Employer will issue Employee a Form 1099, with the value of the shares being determined based upon the closing price of the Employer's stock on the date of issuance.

4. Employee Covenants.

Unauthorized Disclosure of Confidential Information. While employed by the Employer and thereafter, Employee shall not, directly or indirectly, disclose to anyone outside of the Employer any Confidential Information or use any Confidential Information (as hereinafter defined) other than pursuant to the employment by and for the benefit of the Employer.

The term "Confidential Information" as used throughout this Agreement means any and all trade secrets and any and all data or information not generally known outside of the Employer whether prepared or developed by or for the Employer or received by the Employer from any outside source. Without limiting the scope of this definition, Confidential Information includes any customer files, customer lists, any business, marketing, financial or sales record, data, plan, or survey; and any other record or information relating to the present or future business, product, or service of the Employer. All Confidential Information and copies thereof are the sole property of the Employer.

Notwithstanding the foregoing, the term Confidential Information shall not apply to information that the Employer has voluntarily disclosed to the public without restriction, or which has otherwise lawfully entered the public domain.

5. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Employer and its affiliates, successors and assigns and is binding upon and inures to the benefit of Employee and his successors and assigns; provided that in no event shall Employee's obligations to perform the Services be delegated or transferred by Employee without the prior written consent of the Employer.

6. Termination. Either the Employer or Employee may terminate this Agreement by mutual written consent or for material breach upon at least thirty (30) days prior written notice specifying the nature of the breach, if such breach has not been substantially cured within the thirty (30) day period.

7. Indemnification. Employer shall indemnify and hold harmless the Employee from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any act or omission by Employer. The Employee shall indemnify and hold harmless the Employer from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any act or omission by the Employee.

8. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefore has been duly received, or (iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed set forth in the preamble to this Agreement or to such other address as any party may have furnished to the other in any writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

9. Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by each party. No waiver by either party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

10. Miscellaneous.  This Agreement (1) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior understandings and agreements as to such subject matter; (ii) may be amended or modified only by a writing executed by the party against whom enforcement is sought; (iii) shall inure to the benefit of and be binding upon the respective heirs, administrators, personal representatives, successors and assigns of the parties hereto; and (iv) the validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in Los Angeles, California in accordance with the laws of the State of California and the rules of the American Arbitration Association.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

12. Severability. If any term of provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement, and the Agreement shall be interpreted without such unlawful or invalid provision.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Agreed to and accepted:

Manolo Cevallos	International Sports and Media Group
/s/ Manolo Cevallos	/s/ Yan Skwara
Authorized Signature	Authorized Signature
Manolo Cevallos	Yan Skwara-President
Name	Name/Title

Date June 26, 2005

99.1 Resignation Letter from Gordon F. Lee

July 28, 2005

Board of Directors

International Sports and Media Group, Inc.

3803 Mission Blvd., Suite 290

San Diego, CA 92109

Re: Resignation as Chairman

Greetings:

Effective immediately, I hereby resign my position as Chairman of the Company.  I will continue to serve as director and CEO of the Company. My resignation is not due to any disagreement with the Company’s operations, policies or practices.

Sincerely,

/s/ Gordon F. Lee

Gordon F. Lee